UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 26, 2018

CVR REFINING, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35781 (Commission File Number)	37-1702463 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;                 Compensatory Arrangements of Certain Officers.

On September 26, 2018, Louis J. Pastor notified the general partner of CVR Refining, LP (the “Partnership”) of his decision to resign for personal reasons from its board of directors (the “Board”).  Mr. Pastor’s resignation was not the result of a dispute or disagreement with the Partnership or any of its officers or employees.

Also effective September 28, 2018, Hunter C. Gary was appointed to the Board.  In connection with his appointment, the Board affirmatively determined that Mr. Gary was qualified to serve on the Board.

Mr. Gary has served as Senior Vice President of Icahn Enterprises L.P. (“IEP”), a master limited partnership and diversified holding company engaged in ten primary business segments which include investment, automotive, energy, gaming, railcar, mining, food packaging, metals, real estate and home fashion, since November 2010.  At IEP, Mr. Gary is responsible for monitoring portfolio company operations, implementing operational value enhancement as well as leading a variety of operational activities for IEP which focus on a variety of areas including, technology, merger integration, supply chain, organization transformation, real estate, recruiting and executive compensation. Mr. Gary has served as President of IEP’s Real Estate segment since November 2013 and has led the information technology and cybersecurity group at IEP since September 2015 while serving as President of Sfire Technology LLC (f.k.a. IEH Technology LLC) since December 2015. Mr. Gary has served as President and Chief Executive Officer of Cadus Corporation (“Cadus”), a company engaged in the acquisition of real estate for renovation or construction and resale, from March 2014 until June 2018, and as a director, since February 2014.  Mr. Gary has been a director of: IA and The Pep Boys - Manny, Moe & Jack (“PBYS”), an automotive parts installer and retailer, since February 2016; Ferrous Resources Limited (“Ferrous”), an iron ore mining company, since June 2015; Herbalife Ltd. (“HLF”), a nutrition company, since April 2014; PSC Metals, Inc. (“PSC”), a metal recycling company, since May 2012; Tropicana Entertainment Inc. (“TEI”), a company that is primarily engaged in the business of owning and operating casinos and resorts, since March 2010; and WestPoint Home LLC (“WPH”), a home textiles manufacturer, since June 2007.  Mr. Gary has also been a member of the Executive Committee of ACF Industries LLC (“ACF”), a railcar manufacturing company, since July 2015.  Mr. Gary was previously a director of: XO Holdings (“XO”), a provider of telecom services, from September 2011 to January 2018; IEH Auto Parts LLC (“IEHAP”), a distributor of automotive aftermarket parts, from June 2015 to May 2017; Federal-Mogul Holdings Corporation (“FDML”), a supplier of automotive powertrain and safety components, from October 2012 to February 2016; Voltari Corporation (“VLTC”), a company in the business of acquiring, financing and leasing commercial real properties, from October 2007 to September 2015; American Railcar Industries, Inc. (“ARI”), a railcar manufacturing company, from January 2008 to June 2015; and Viskase Companies Inc. (“VKSC”), a meat casing company, from August 2012 to June 2015.  Mr. Gary received his Bachelor of Science degree with senior honors from Georgetown University as well as a certificate of executive development from Columbia Graduate School of Business.

ACF, ARI, Cadus, FDML, Ferrous, IA, IEHAP, IEP, PBYS, PSC, VKSE, VLTC, WPH and XO each are or have been indirectly controlled by Carl C. Icahn.  Mr. Icahn also has a noncontrolling interest in HLF through the ownership of securities.  Mr. Gary will not receive compensation for his service on the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 28, 2018

CVR Refining, LP
By: CVR Refining GP, LLC, its general partner

By:	/s/ Melissa M. Buhrig
Melissa M. Buhrig,
Executive Vice President, General Counsel and Secretary